DIVERSINET CORP.
                                PRIVATE PLACEMENT
                    SUMMARY INSTRUCTION SHEET FOR PURCHASER
    (to be read in conjunction with the entire Stock Purchase Agreement which follows)

A.   Complete  the  following  items  on  BOTH  copies  of  the Stock Purchase
     Agreement:

     1. Signature Page: (i) Name of Purchaser (ii) Signature, Name and Title of Individual representing Purchaser.

     2. Appendix I - Stock Certificate Questionnaire: Provide the information requested by the Stock Certificate Questionnaire.

          Appendix II - Registration Statement Questionnaire: Provide the information requested by the Registration Statement Questionnaire.

B. Return BOTH copies of a properly completed and signed Stock Purchase Agreement including the properly completed Appendix I to:

               Diversinet  Corp.
               2225  Sheppard  Avenue  East,  Suite  1700
               Toronto,  Ontario,  M2J  5C2
               Attention:  David  Hackett,  Chief  Financial  Officer

C. Funds (the "Funds") representing the aggregate purchase price for the Shares (as defined in the attached Stock Purchase Agreement) must be forwarded to Diversinet Corp.'s Canadian attorneys, Lang Michener, by wire transfer in accordance with the attached instructions.

     Lang Michener will not be acting for any of the purchasers and will release the funds as noted below:

     (i) funds will be released to Diversinet Corp. once a direction from Sunrise Securities has been received by Lang Michener and Diversinet Corp. confirms to Lang Michener that it has accepted the subscription; or
     (ii) funds will be returned (without interest) to investors if the conditions in paragraph (i) are not satisfied by July 15, 2003, such funds to be paid by check made payable to the Purchaser (and mailed at the address noted in the subscription agreement);

D. The resale of any of the Shares will not be permitted under applicable securities legislation (except pursuant to an exemption from applicable registration requirements) unless a Registration Statement covering the Shares is effective. In connection with any such sale, the Purchaser will be required to deliver a current prospectus of the Company to the buyer (prospectuses may be obtained from the Company at the Purchaser's request).

E. The Shares are not being offered for sale in Canada and the Shares may not be traded to any person or company in Canada before the date which is 12 months from the Closing Date (as defined in the Agreement).

BANK  OF  MONTREAL
                     ROUTING INSTRUCTIONS FOR WIRE PAYMENTS
                       TO TRUST ACCOUNTS FOR LANG MICHENER
                      BCE PLACE, SUITE 2500, 181 BAY STREET
                         TORONTO, ONTARIO CANADA M5J 2T7
TRUST  ACCOUNTS

U.S.  DOLLAR WIRE PAYMENTS FROM CANADIAN FINANCIAL INSTITUTIONS OR CORRESPONDENT
                                                                   -------------
BANKS WORLDWIDE:
----------------

Send direct and pay to:

Bank of Montreal                                                                  SWIFT BIC ADDRESS BOFMCAM2
International  Banking
H.O.,  Montreal

Beneficiary:
(Lang Michener in Trust -
U.S. $ ACCOUNT)                                                00022001-4603083
                                                                                  Lang  Michener
                                                                                  BCE  Place,  Suite  2500
                                                                                  181  Bay  Street
                                                                                  Toronto,  Ontario
                                                                                  M5J  2T7
REFERENCE: Diversinet Corp.
---------------------------

U.S. DOLLAR WIRE PAYMENT PAID THROUGH THE U.S.A. (USING CHIPS OR FEDWIRE)
-------------------------------------------------------------------------

Pay through:                               Harris Bank International Corporation  SWIFT BIC ADDRESS BOFMCAM2
                                           New York, N.Y.

                                           FEDWIRE ABA:                           026007760

                                           or if CHIPS network used:
                                           CHIPS PARTICIPANT ID:                  ABA 0776

Account with:                              21027937
                                           Bank of Montreal                       SWIFT BIC ADDRESS BOFMCAM2
                                           International Banking
                                           H.O., Montreal

                                           or if  CHIPS network used:
                                           CHIPS UID:                             046440

Beneficiary:
 (Lang Michener in Trust - U.S. $ACCOUNT)                                         00022001-4603083
                                                                                  Lang Michener
                                                                                  BCE Place, Suite 2500
                                                                                  181 Bay Street
                                                                                  Toronto, Ontario
                                                                                  M5J 2T7
REFERENCE: Diversinet Corp.
---------------------------

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 15th day of May, 2003, by and between Diversinet Corp. (the "Company"), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225
Sheppard Avenue East, Suite 1700, Toronto, Ontario, M2J 5C2, Canada, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION  1.  AUTHORIZATION  OF  SALE  OF  THE  SHARES.  Subject to the terms and
             ----------------------------------------
conditions of this Agreement, the Company has authorized the sale to the Purchaser of the number of common shares, no par value, of the Company (the
"Shares")  set  forth  on  the  signature  page  hereof.

SECTION  2.  AGREEMENT  TO  SELL  AND  PURCHASE  THE SHARES.  At the Closing (as
             ----------------------------------------------
defined in Section 3), the Company will sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at a price of $0.62 per Share for an aggregate purchase price set forth on the signature page hereof. The Purchaser acknowledges that the Closing price of its common shares on the Over the Counter Bulletin Board on May 8, 2003 was $0.60. The Purchaser acknowledges further that the sale of the Shares is part of a distribution by the Company of a minimum of 3,226,000 and a maximum of 5 million Shares.

SECTION  3.  DELIVERY  OF SHARES AT THE CLOSING.  The completion of the purchase
             ----------------------------------
and  sale  of  the  Shares  (the  "Closing") shall occur simultaneously with the execution of stock purchase agreements for the purchase of a minimum of $2 million of Shares (the "Closing Date"). At the Closing, the Company will issue to the Purchaser one or more stock certificates representing the Shares registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as APPENDIX I. The Company's obligation to
                                     -----------
complete the purchase and sale of the Shares being purchased hereunder and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser's subscription prior to or at the Closing. The Purchaser's obligation to accept delivery of such certificates and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION  4.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE COMPANY.  The
             -------------------------------------------------------------
Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1     ORGANIZATION  AND QUALIFICATION.  The Company is a corporation duly
             -------------------------------
organized, validly existing and in good standing under the laws of Ontario, Canada. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a material adverse effect.

     4.2     AUTHORIZED  CAPITAL  STOCK.  The  authorized  capital  stock of the
             --------------------------
Company consists of an unlimited number of common shares. The number of common shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at January 31, 2003, are as set forth in the unaudited financial statements of the Company for the quarter ended January 31, 2003 as provided to the Purchaser in the Information Documents. With the exception of 142,500 previously issued warrants, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act") whether on demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

     4.3     ISSUANCE,  SALE  AND  DELIVERY  OF  THE  SHARES.  The  Shares being
             -----------------------------------------------
purchased hereunder have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     4.4     DUE  EXECUTION,  DELIVERY  AND  PERFORMANCE OF THE AGREEMENTS.  The
             -------------------------------------------------------------
Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or any statute or any authorization, judgement, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.5.     INTEGRATION,  ETC.  The  Company  has  not in the past nor will it
              ------------------
hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities
Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares which form the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     4.6     COMPLIANCE  WITH  SECURITIES  LAWS.  Subject to the accuracy of the
             ----------------------------------
representations and warranties of the Purchaser contained herein, the issuance of the Shares to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

     4.7     ADDITIONAL  INFORMATION.  The  Company  has  made  available to the
             -----------------------
Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "Commission) under the Securities Exchange Act of 1934 (the "Exchange Act") since November 1, 2000 (as such documents have since the time of their filing been amended, the "Information Documents"). The Information Documents are the only filings required of the Company pursuant to the Exchange Act for such period. In addition, the Company has provided to the Purchaser a copy of a Confidential Offering Memorandum.

     4.8 No Material Adverse Change. Since January 31, 2003, except as identified and described in the Information Documents, there has not been: (a) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Form 20-F for 2002 and the Form 6-K for April 2003, except for changes in the ordinary course of business which have not and could not reasonable be expected to have a Material Adverse Effect, individually or in the aggregate; (b) any declaration or payment of any distribution, on any of the capital stock of the company, or any redemption or repurchase of any securities of the Company; (c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its subsidiaries; or
(d) any waiver, not in the ordinary course of business, by the Company or any subsidiary of a material right or of a material debt owed to it.

     4.9 Intellectual Property. "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).

     (a) All Intellectual Property of the Company and its subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its subsidiaries which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been knowingly or is now involved in any cancellation, dispute or litigation, and, to the Company's knowledge, no such action is threatened. No patent of the Company or its subsidiaries has been involved in any interference, reissue, re-examination or opposition proceeding.

     (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $50,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its subsidiaries that are parties thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its subsidiaries under any such License Agreement.

     (c) The Company and its subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its subsidiaries' businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its subsidiaries' properties and assets.

     (d) The Company and its subsidiaries own the Intellectual Property that is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company's and its subsidiaries' businesses. The Company and its subsidiaries have a valid and enforceable right to use all other Intellectual Property used or held for use in the respective businesses of the Company and its subsidiaries. The Company and its subsidiaries have the right to use all of the owned and licensed Intellectual 'Property which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

     (e) The Company and each of its subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which they own and which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. To the Company's knowledge, the conduct of the Company's and its subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party, and, to the Company's knowledge, the Intellectual Property rights of the Company and its subsidiaries which are necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its subsidiaries and the Company's and its subsidiaries' use of any Intellectual Property owned by a third patty, and, to the Company's knowledge, there is no valid basis for the same.

     (f) The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its subsidiaries' ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

     (g) All software owned by the Company or any of its subsidiaries, and, to the Company's knowledge, all software licensed from third parties by the Company or any of its subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner, and (iii) conforms in all material respects to the specifications and purposes thereof.

     (h) The Company and its subsidiaries have taken reasonable steps to protect the Company's and its subsidiaries' rights in their confidential information and trade secrets. Each employee, consultant who has had access to proprietary Intellectual Property which is necessary for the conduct of Company's and each of its subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its subsidiaries' confidential information or trade secrets to any third ply.

     4.10     DELIVERIES  AT  CLOSING.

     (a) The Company shall have delivered to Sunrise Securities Corp. a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the issuance of the shares, certifying the current versions of the articles of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

     (b) The Company shall have delivered to Sunrise Securities Corp. an opinion from counsel to the Company addressed to the Purchaser, dated as of the Closing Date, in form and substance reasonably acceptable to Sunrise Securities Corp.

SECTION  5.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  PURCHASER.
             ----------------------------------------------------------------

     5.1 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of the Shares the distribution thereof;
(iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares which form such Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as APPENDIX I and APPENDIX II, for use in preparation of the Registration
-----------       ------------
Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and (viii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in APPENDIX III hereto.
                                            ------------

     5.2 The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, if any.

     5.3 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.4 The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment. The Investor can bear the economic risk of this investment and can afford a complete loss thereof.

     5.5 All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

     5.6 The address set forth in the signature page hereto is the Purchaser's true and correct domicile.

     5.7 The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

     5.8 The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR
     (B)  EXEMPTIONS  FROM  SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS
     ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     5.9 The Purchaser agrees not to trade any of the Shares to any person or company resident in Canada before the date which is 12 months from the Closing Date.

SECTION  6.  SURVIVAL  OF  REPRESENTATIVES,  WARRANTIES  AND  AGREEMENTS.
             -----------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION  7.  REGISTRATION  OF  THE  SHARES:  COMPLIANCE WITH THE SECURITIES ACT.
             ------------------------------------------------------------------

     7.1     REGISTRATION  STATEMENT  ON  FORM  F-3.  The Company represents and
             --------------------------------------
warrants that the Company meets the requirements for use of Form F-3 under the Securities Act.

     7.2     REGISTRATION  PROCEDURES  AND  EXPENSES.  The  Company  shall:
             ---------------------------------------

     (a) as soon as practicable, but in no event later than thirty (30) days following the date of Closing, prepare and file with the Commission a Registration Statement on Form F-3 relating to the resale pursuant to Rule 415 under the Securities Act of the Shares by the Purchaser from time to time through the Over the Counter Bulletin Board or the facilities of any securities exchange on which the common shares of the Company are then traded or in privately-negotiated transactions;

     (b) The Registration Statement (and each amendment or supplement thereto and each request for acceleration of effectiveness thereof) shall be provided to the Purchaser and its counsel prior to its filing or other submission. If a Registration Statement covering the Shares is not filed with the Commission within thirty days of the Closing Date, the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount paid by such Purchaser on the Closing Date to the Company for any 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Shares. Such payment shall be made to each Purchaser in additional fully paid and non-assessable Common Shares not later than three Business Days following, the end of 30-day period. For this purpose, each Common Share shall be deemed to have a value equal to the arithmetic mean of the closing sales prices for the Common Shares for the ten (10) trading days beginning twenty (20) trading days prior to the issuance of such shares;

     (c) promptly and in good faith respond to all Commission's comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

     (d) use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. If a Registration Statement covering the Shares is not declared effective by the Commission prior to 105 days after the Closing Date, then the Company will make pro rata payments to each Purchaser as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Purchaser in the Shares, for any month or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Blackout Period"). Such payments shall be in partial compensation to the Purchaser, and shall not constitute the Purchaser's exclusive remedy for such events. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payment shall be made to the Purchaser in additional fully paid and non-assessable Common Shares. Each Common Share shall be deemed to have a value equal to the arithmetic mean of the closing sales prices for the Common Shares for the ten (10) trading days beginning twenty (20) trading days prior to the issuance of such shares;

     (e) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser may sell all the Shares then held by the Purchaser without volume limitations in accordance with subsection (k) of Rule 144 under the Securities Act ("Rule 144"), or (iii) such time as all the Shares purchased by the Purchaser have been sold pursuant to a registration statement;

     (f) so long as the Registration Statement is effective covering the resale of the Shares owned by the Purchaser, furnish to the Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser;

     (g) file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

     (h)     bear  all  expenses in connection with the procedures in paragraphs
(a) through (f) of this Section 7.2 and the registration of the Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

     (i) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser's Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser's Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

SECTION  8.  NOTICES.  All  notices, requests, consents and other communications
             -------
hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

               if to the Company, to:

                         Diversinet Corp.
                         2225 Sheppard Avenue East, Suite 1700
                         Toronto, Ontario M2J 5C2, Canada
                         Facsimile: (416) 756-7346
                         Attention: David Hackett, Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION  9.  CHANGES.  This  Agreement  may  not  be  modified or amended except
             -------
pursuant  to  an instrument in writing, signed by the Company and the Purchaser.

SECTION  10.  HEADINGS.  The  headings of the various sections of this Agreement
              --------
have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION  11.  SEVERABILITY.  In  case  any provision contained in this Agreement
              ------------
should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION  12.  GOVERNING  LAW.  This Agreement shall be governed by and construed
              --------------
in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION  13.  COUNTERPARTS.  This  Agreement  may  be  executed  in  two or more
              ------------
counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION  14.  ENTIRE  AGREEMENT.  This  Agreement  (including  the  attachments
              -----------------
hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION  15.  RIGHT  OF  ACCEPTANCE.  The Purchaser acknowledges and agrees that
              ---------------------
the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for Shares and that acceptance thereof is not subject to the Company having received any minimum amount of subscription proceeds. The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred. Any funds received by the Company or its agent from the Purchaser on account of the purchase price of the Shares will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser's subscription for Shares.

SECTION  16.  RIGHT  TO  APPOINT  AGENT.  The  Purchaser  acknowledges  that the
              --------------------------
Company retains the right, in its sole discretion, to appoint a placement agent in connection with the sale of Shares to the Purchaser and that the Company may pay to such placement agent a fee which may be calculated by reference to the purchase price payable by the Purchaser. Sunrise Securities Corp. will be receiving a selling commission in cash and stock in relation to this private placement. In addition to its selling commission, Sunrise will receive warrants to purchase 10% of the number of Shares sold in this offering. The three-year warrants shall have an exercise price of $0.62 per Share.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:



                              -------------------------------------------
                              [Name  of  Purchaser]

                              By:
                                 ----------------------------------------
                                      Name:
                                      Title:


                              Address:
                                      -----------------------------------


                                            -----------------------------


                                            -----------------------------

                              Telephone:
                                            -----------------------------

                              Facsimile:
                                            -----------------------------

                              Date:
                                            -----------------------------

Number of Shares             Price Per Share in            Aggregate Price in
to be Purchased              U.S. Dollars                  U.S. Dollars
---------------              ------------                  ------------
                             $ 0.62


Accepted and Agreed to by:


                         DIVERSINET  CORP.



                         By:
                            -------------------------------------------
                                   Nagy  Moustafa,  President
                                   and  Chief  Executive  Officer


                         Date:
                              -----------------------------------------

                                   APPENDIX I


                                DIVERSINET CORP.

                         STOCK CERTIFICATE QUESTIONNAIRE


Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:



          ----------------------------------------

2. The relationship between the Purchaser and the Registered Holder listed in response to item 1 above:



          ----------------------------------------

3.        The  mailing  address  of  the Registered Holder listed in response to item  1  above:


          ----------------------------------------

          ----------------------------------------

          ----------------------------------------

4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:



          ----------------------------------------

5. The name of the financial institution of the Purchaser which will be wiring funds representing the purchase price of the Shares:


               ----------------------------------------

               ----------------------------------------

               ----------------------------------------

                                   APPENDIX II


                                DIVERSINET CORP.

                      REGISTRATION STATEMENT QUESTIONNAIRE


     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state you or your organization's address and name exactly as it should appear in the Registration Statement:


               ----------------------------------------

               ----------------------------------------

               ----------------------------------------

     2. Please provide the number of Common Shares that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those Common Shares purchased by you or your organization through other transactions:


               ----------------------------------------

               ----------------------------------------

               ----------------------------------------

     3. Have you or your organization had any position, office or other material relationship within the past three (3) years with the Company or its affiliates? Please circle the correct answer.

          Yes          No

                                  Appendix III

     "Accredited Investors" as defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), include any of the following:

     1. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     2. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     3. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(d) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     4. Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

     5. Any organization described in section 501(d)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     6. Any director, executive officer, or general partner of the issuer of the securities being offered, or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by sophisticated person as described in 230.506(b)(2)(ii);

     8. Any entity in which all of the equity owners are accredited investors.